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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report included in this registration statement (No. 333-94021) and to the incorporation by reference in this registration statement of our reports dated February 3, 1999, included in and incorporated by reference in Allegiance Telecom, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

Dallas, Texas

January 7, 2000